SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): October 29, 2014


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                     001-35245              20-2835920
  ----------------------          -------------------      ----------------
 (State or other jurisdiction    (Commission File No.)    (IRS Employer
      of incorporation)                                    Identification No.)


                                20203 Highway 60
                           Platteville, Colorado 80651
               -------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073

                                       N/A
                    ----------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Line of Credit

     On October 29, 2014 the Company entered into a commitment letter with Suntrust Bank and Suntrust Robinson Humphry, Inc. (collectively "Suntrust") with respect to its revolving line of credit facility.

     Pursuant to the terms of the commitment letter, Suntrust will arrange a syndicate of banks or financial institutions to make available to the Company a line of credit, which the Company can borrow against from time to time, equal to the lesser of the Borrowing Base or $500,000,000.

     The Borrowing Base can increase or decrease based upon the value of the collateral which will secure any amounts borrowed under the line of credit. For the most part, the value of the collateral will be derived from the estimated future cash flow of the Company's proved oil and gas reserves, discounted by 10%. The initial Borrowing Base will be $230,000,0000. The interest rate on outstanding borrowings will be based upon a pricing grid which escalates with utilization and establishes a minimum rate of 2.5%.

     Any amounts borrowed from the banking syndicate will be used to fund the acquisition of the oil and gas properties described below, to develop oil and gas properties, acquire new oil and gas properties, and for working capital and other general corporate purposes.

     The new credit line will be subject to the negotiation and execution of mutually acceptable and definitive loan documentation which will contain conditions, representations and warranties, financial covenants, covenants, and events of default that are customary for transactions of this type and which are expected to be similar to those in the Company's existing revolving credit agreement.

     The Company's existing line of credit, which expires on May 29, 2019, will remain in place until the new line of credit is available.

Agreement Relating to Acquisition of Oil and Gas Properties.

     On October 29, 2014 the Company entered into an agreement with three independent oil and gas companies to acquire oil and gas properties consisting of:

     o Non-operated working interests in seventeen horizontal wells, ten of which are in production (including four mid-reach laterals) and seven of which are in progress of completion.

     o    73 operated and 11 non-operated vertical wells.

     o 35 permit applications for operated horizontal wells (including 20 extended reach laterals).

     o 5,040 gross acres (4,053 net) with rights to the Codell and Niobrara formations.

     o 2,400 gross acres (1,739 net) with rights to other formations, including the Sussex, Shannon and J-Sands.

     o    3D seismic data.

     o    Miscellaneous equipment.

     Working interests in the horizontal wells range from 6% to 40%.

     Working interests in the vertical wells range from 5% to 100%.

     The producing oil and gas properties are located in the Wattenberg Field, which is part of the Denver-Julesburg Basin. Preliminary estimates indicate that the undeveloped acreage will provide locations to drill 94 horizontal wells.

     The purchase price for the oil and gas properties, subject to ordinary closing adjustments, will be $125,000,000. The purchase price will be payable in cash of $87,500,000 and $37,500,000 in restricted shares of the Company's common stock.

     The closing of the acquisition is subject to the completion of title reviews by Synergy and other conditions which are normal for a transaction of this nature.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


     On October 29, 2014 the Company's compensation committee approved amendments to the Company's employment agreements with Ed Holloway and William
E. Scaff, Jr., the Company's Co-Chief Executive Officers. The amendments provide that the annual base salary for each of these officers will be increased to $999,900, effective November 1, 2014.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2014


                                   SYNERGY RESOURCES CORPORATION


                                   By:/s/ Frank L. Jennings
                                      -------------------------------------
                                      Frank L. Jennings, Principal Financial and
                                      Accounting Officer